EXPLANATORY NOTE

This is a post qualification amendment to an offering statement on Form 1-A originally filed by Indicia Corporation (the “Company”) on September 9, 2025, and originally qualified by the U.S. Securities and Exchange Commission on September 23, 2025. The purpose of this post-qualification amendment is to update the offering price per share and certain other information in the offering circular.

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

(Post-Qualification Amendment No. 2)

Subject to Completion, dated December 12, 2025

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

INDICIA CORPORATION

a Florida corporation

3762 Roscommon Dr., Ste. 137

Ormond Beach, FL 32174

Telephone: 407-329-2055

7380	33-4828999
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

INDICIA CORPORATION

Maximum combined offering of $2,000,000 consisting of 2,000,000 Shares of Class “A” Common Stock

INDICIA CORPORATION (“Indicia” or the “Company”) is offering a maximum amount of $2,000,000 of Class “A” Common Stock (“Stock” or “Shares” on a “no minimum/best efforts” basis (the “Offering”). This offering is being conducted on a “best-efforts” basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. None of the proceeds received will be placed in an escrow, trust account or other similar arrangement. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. Please see the “Risk Factors” section, beginning on page 3, for a discussion of the risks associated with a purchase of the Offered Shares. This Offering will terminate on the earlier of (a) twelve (12) months from the date this Offering Circular is qualified for sale by the Securities Exchange Commission (“SEC”) (which date may be extended for an additional 90 days in our sole discretion); (b) the date when all Shares have been sold; or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

This Offering is a fixed price offering of 2,000,000 shares of Class “A” common stock at the fixed price of $1.00 per share. There is currently no trading market for the shares to be sold in this Offering and there will not be a trading market for such shares upon qualification of this Offering. The offering price of the Shares has been determined by management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value. We cannot assure that price of the Shares is the fair market value of the Shares or that investors will earn any profit on them.

The Company’s founders, directors and executive officers own or control a majority of the Company and their holdings may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional interest in the Company. The interests of such persons may differ from the interests of the Company’s other stockholders, including purchasers of securities in the offering. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders, including purchasers in the offering, may vote.

This Offering is being made directly by the Company and is not currently being offered through an underwriter or broker dealer. As a result, the Company does not currently anticipate incurring or paying any sales commissions to any third parties for the sale of this Offering.

Indicia Corporation is an artificial intelligence (“AI”) education, information and consulting company that works with and guides business owners and entrepreneurs through the process of enabling AI for their business. Indicia will work with business owners, management and entrepreneurs to assist them in deploying AI to accelerate growth and profitability in their business.

Based in Central Florida and Kansas City, Mo., Indicia, through its products and services, will assist business owners and entrepreneurs to accelerate their business growth utilizing the Indicia products and services to unlock the power of AI.

Indicia will work with business owners to integrate AI tools, assistants, and agents to become more productive and profitable. The company utilizes a low-cost, high-volume content strategy — including books, white papers, and the AI Business Toolkit — to onboard clients into its AI ecosystem.

Additionally, Indicia is in the process of launching GlobalWire.ai, a news and wire service that will act as a worldwide hub for news and information related to AI innovations, transactions and related topics.

This Offering is being conducted on a “best efforts” basis, with no minimum. The following illustrates certain important information regarding the sale of this Offering.

	Price to public	Underwriting discount or commissions	Proceeds to Issuer	Proceeds to other persons
Per Share/Unit	$1.00	$0	$1.00	$0
Total Minimum	$0	$0	$0	$0
Total Maximum	$2,000,000	$0	$2,000,000	$0

For further information about the Stock being sold in this Offering please see the section entitled The Offering on page 2 below and the section entitled Terms of the Offering on page 12 below.

This Offering is a highly speculative investment and involves a high degree of risk. As a result, this Offering should only be considered by persons who can afford to lose their entire investment.

FOR MORE INFORMATION ABOUT THE RISKS ASSOCIATED WITH THIS OFFERING, PLEASE REVIEW THE “RISK FACTORS” ON PAGES 3 THROUGH 7 OF BELOW.

THIS OFFERING CIRCULAR FOLLOWS THE OFFERING CIRCULAR FORMAT DESCRIBED IN PART II OF SEC FORM 1-A.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFEREED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”), NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

The date of this Offering Circular is _____, 2025.

ITEM 2. TABLE OF CONTENTS

i

This summary highlights information contained elsewhere in this Offering Circular and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to Indicia Corporation.

SUMMARY

This summary highlights information contained elsewhere in this offering circular. This summary does not contain all of the information that you should consider before deciding whether to invest in the Shares. You should carefully read this entire offering circular, including the information under the heading “Risk Factors” and all information included in this offering circular.

Issuer

Indicia Corporation (“Indicia”) was incorporated on April 7, 2025, in the state of Florida and with its primary place of business located at 3762 Roscommon Drive, Suite 137, Ormond Beach, FL 32174. Indicia Capital LLC was originally incorporated in the State of Florida on November 20, 2024, and converted to Indicia Capital LLC on April 16, 2025. Indicia acquired Indicial Capital LLC (“Capital”). On June 22, 2025, Indicia divested all ownership interest in Capital through an equity transfer with its owners.

Indicia Corporation is an artificial intelligence (“AI”) education, information and consulting company that works with and guides business owners and entrepreneurs through the process of enabling AI for their business. Indicia will work with business owners, management and entrepreneurs to assist them in deploying AI to accelerate growth and profitability in their business.

Based in Central Florida and Kansas City, Mo., Indicia, through its products and services, will assist business owners and entrepreneurs to accelerate their business growth utilizing the Indicia products and services to unlock the power of AI.

Indicia will work with business owners to integrate AI tools, assistants, and agents to become more productive and profitable. The company utilizes a low-cost, high-volume content strategy — including books, white papers, and the AI Business Toolkit — to onboard clients into its AI ecosystem.

Additionally, Indicia is in the process of launching GlobalWire.ai, a news and wire service that will act as a worldwide hub for news and information related to AI innovations, transactions and related topics.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has irrevocably elected to avail itself of this exemption from new or revised accounting standards, and, therefore, will not be subject to the same new or revised accounting standards as public companies that are not emerging growth companies.

We are an “emerging growth company”, as defined in the JOBS Act, and, for so long as we are an emerging growth company, are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:

●	Not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	Not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements;

●	Reduced disclosure obligations regarding executive compensation; and

●	Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may remain an “emerging growth company” until as late as the fiscal year-end following the fifth anniversary of the completion of our IPO, though we may cease to be an emerging growth company earlier under certain circumstances, including if (a) we have more than $1.235 billion in annual revenue in any fiscal year, (b) the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 or (c) we issue more than $1.0 billion of non-convertible debt over a three-year period.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

REGULATION A+

We are offering our Shares pursuant to recently adopted rules by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $75 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semiannual, and current event reports with the SEC after the qualification of the offering statement of which this Offering Circular is a part.

THE OFFERING

Class “A” Common Stock	We are offering up to 2,000,000 shares of Class “A” Common Stock at an initial price of $1.00 per share.

Use of Proceeds	We estimate that the net proceeds we will receive from this offering will be approximately $1,963,000 if all Shares are sold.

We plan to use substantially all of the net proceeds from this offering to launch our products and service offerings, hire personnel, for marketing and sales, payment of salaries and for working capital. For further information on use of proceeds, please see the section entitled Use Of Proceeds below beginning on page 11 of this Offering.

Liquidity	This is a Tier 2, Regulation A offering where the offered securities will not be listed on a registered national securities exchange upon qualification. This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended. After qualification, we may apply for these qualified securities to be eligible for quotation on an alternative trading system or over the counter market, if we determine that such market is appropriate given the structure of the Company and our business objectives. There is no guarantee that the Shares will be publicly listed or quoted or that a market will develop for them. Please review carefully “Risk Factors” for more information.

Risk Factors	An investment in the Shares involves certain risks. You should carefully consider the risks above, as well as other risks described under “Risk Factors” in this offering circular before making an investment decision.

RISK FACTORS

Investing in our Shares involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth or incorporated by reference in this Offering Circular, including, but not limited to, the consolidated financial statements and the related notes, before making a decision to buy our securities. If any of the following risks actually occurs, our business could be harmed.

RISK FACTORS REGARDING OUR BUSINESS, INDUSTRY AND STRATEGY

Investments in small businesses and start-up companies are often risky.

Small businesses may depend heavily upon a single customer, supplier, or employee whose departure would seriously damage the company’s profitability. The demand for the Company’s product may be seasonal or be impacted by the overall economy, or the company could face other risks that are specific to its industry or type of business. The Company may also have a hard time competing against larger companies who can negotiate for better prices from suppliers, produce goods and services on a large scale more economically, or take advantage of bigger marketing budgets. Furthermore, a small business could face risks from lawsuits, governmental regulations, and other potential impediments to growth.

The Company has no operating history.

The Company is still in an early phase and is just beginning to implement its business plan. There can be no assurance that it will ever operate profitably. The likelihood of its success should be considered in light of the problems, expenses, difficulties, complications, and delays usually encountered by companies in their early stages of development, with low barriers to entry. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

Our lack of operating history and lack of revenues to date raise the question of whether the Company can continue as a going concern.

Our ability to become a profitable operating company is dependent upon our ability to generate revenues and/or obtain financing adequate to implement our business plan. The Company’s activities since inception have consisted of formation activities and preparations to raise capital. The Company has not generated any material revenues since inception. These factors, among others, raise doubt about the ability of the Company to continue as a going concern for a reasonable period.  The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties.  No assurance can be given that the Company will be successful in these efforts. If the Company ceases to continue as a going concern, you will lose your entire investment.

The Company may need additional capital, which may not be available.

The Company may require funds in excess of its existing cash resources to fund operating deficits, develop new products or services, establish, and expand its marketing capabilities, and finance general and administrative activities. Due to market conditions at the time the Company may need additional funding, or due to its financial condition at that time, it is possible that the Company will be unable to obtain additional funding as and when it needs it. Even if the Company is able to obtain capital, it may be on unfavorable terms or terms which excessively dilute then-existing equity holders. If the Company is unable to obtain additional funding as and when needed, it could be forced to delay its development, marketing, and expansion efforts and, if it continues to experience losses, potentially cease operations.

The Company may not be able to manage its potential growth.

For the Company to succeed, it needs to experience significant expansion. There can be no assurance that it will achieve this expansion. This expansion, if accomplished, may place a significant strain on the Company’s management, operational and financial resources. To manage any material growth, the Company will be required to implement operational and financial systems, procedures and controls. It also will be required to expand its finance, administrative and operations staff. There can be no assurance that the Company’s current and planned personnel, systems, procedures and controls will be adequate to support its future operations at any increased level. The Company’s failure to manage growth effectively could have a material adverse effect on its business, results of operations and financial condition.

Competition from existing or new companies could cause us to experience downward pressure on prices, reduced margins and the inability to take advantage of new business opportunities.

Startup companies in the business consulting industry, often find themselves in competition against large industry corporations that may be better capitalized and have more industry or management experience or established small, privately held companies that may be more innovative or agile than we are. Hence, securing access to capital is crucial to the ability of a startup to compete and succeed. There can be no assurance the Company will ever be able to attain a competitive market position for its products and services. If the Company is not able to charge the prices it anticipates charging for its products and services, there may be a material adverse effect on the Company’s results of operations and financial condition. In addition, while the Company believes it is well-positioned to be the market leader in its industry, the emergence of one of its existing or future competitors as a market leader may limit the Company’s ability to achieve national brand recognition, which could also have a material adverse effect on the Company’s results of operations and financial condition.

The Company’s growth relies on market acceptance.

While the Company believes that there will be significant customer demand for its products or services, there is no assurance that there will be broad market acceptance of the Company’s offerings. There may not be broad market acceptance of the Company’s offerings if its competitors offer products or services which are preferred by prospective customers. In such an event, there may be a material adverse effect on the Company’s results of operations and financial condition, and the Company may not be able to achieve its goals.

Future growth of the Company will depend on customer satisfaction with our products and our reputation and image in the marketplace.

The Company values the experience, prior success and reputation of its key employees. Any negative publicity stemming from customer dissatisfaction with our products, services, or websites could tarnish our reputation and diminish the value of our brand name. Such repercussions could have a material adverse effect on our business, financial condition, and results of operations.

The Company’s founders, directors and executive officers own or control a majority of the Company.

Additionally, the holdings of the Company’s directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional interest in the Company. The interests of such persons may differ from the interests of the Company’s other stockholders, including purchasers of securities in the offering. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders, including purchasers in the offering, may vote, including the following actions:

1.	to elect or defeat the election of the Company’s directors;

2.	to amend or prevent amendment of the Company’s Certificate of Incorporation or By-laws;

3.	to effect or prevent a merger, sale of assets or other corporate transaction; and

4.	to control the outcome of any other matter submitted to the Company’s stockholders for vote.

Such persons’ ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

The Company’s management has broad discretion in how the Company uses the net proceeds of an offering.

The Company’s management will have considerable discretion over the use of proceeds from their offering. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

Our business depends heavily on our officers and directors.

Our future ability to execute our business plan depends upon the continued service of our Chairman and CEO Jim Byrd and President and Chief Marketing/Technology Officer D. Shane Hackett. Both bring specialized knowledge and experience in the products and services of the Company. If we lost the services of one or more of our key personnel, or if one or more of our executive officers or employees joined a competitor or otherwise competed with us, our business may be adversely affected. We cannot assure that we will be able to retain or replace our key personnel.

Our Chief Executive Officer is currently part-time which may adversely affect our business.

Our Chief Executive Officer, Jim Byrd, is an attorney who owns his own law firm. As a part-time CEO with another full-time job, at certain times, he may have limited availability to address urgent needs of the Company compared to a full-time employee. We cannot assure that we will be able to retain him in the part-time position and if he leaves the company may have to supplement with a less skilled individual and his in depth and accumulated knowledge may be lost. His limited work schedule may impact the timing of the development and implementation of strategic planning and analysis. Although he is not engaged in other activities that are competitive with our business, he may face conflicts in time management and allocation which may adversely affect our business.

Our President and Chief Marketing Officer is currently part-time which may adversely affect our business.

Our President and CMO, Shane Hackett is a direct marketing service provider who owns his own marketing company and is part time. His full-time work is predominately within the marketing industry. Although not engaged in other activities that are competitive with our business, he may face conflicts in time management and allocation of time which may adversely affect our business. At certain times, he may have limited availability to address urgent needs of the Company compared to a full-time employee. We cannot assure that we will be able to retain him in his part-time position and may have to supplement with a less skilled individual and lose accumulated knowledge.

If we are unable to retain the members of our management team or attract and retain qualified management team members in the future, our business and growth could suffer.

Our success and future growth depend, to a significant degree, on the continued contributions of the members of our management team. Each member of our management team is an at-will employee and may voluntarily terminate his or her employment with us at any time with minimal notice. We also may need to hire additional management team members to adequately manage our growing business. We may not be able to retain or identify and attract additional qualified management team members. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. If we lose the services of any member of our management team or if we are unable to attract and retain additional qualified senior management teams, our business and growth could suffer.

 Our business is subject to risks from rapid changes in technology.

We operate in a competitive industry characterized by rapid technological change and evolving industry standards. Our ability to attract new customers and increase revenue from existing customers will depend largely on our ability to anticipate industry standards and trends, respond to competitive advances in our industry, and to continue to enhance existing products or to design and introduce new products on a timely basis to keep pace with marketplace developments.

Our operating results may be adversely affected as a result of general economic, social and political conditions.

An unfavorable global economic, social and political environment may have a negative impact on demand for our services, our business and our operations, including the U.S. economic environment.

Reliance on third-party service providers creates risks for the Company.

Some of the Company’s operations depend on third-party service providers to host and deliver products, services, and data. Any interruptions, delays, or disruptions of delivery of such products, services, security, or data, including any privacy breaches or failures in data collection, could expose the Company to liability and harm its reputation.

Our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete.

We rely on proprietary knowledge and technology, both internally developed and acquired, in order to maintain a competitive advantage. Our inability to protect and defend against the unauthorized use of these rights and assets could have an adverse effect on our results of operations and financial condition If the protection of our intellectual property rights is inadequate to prevent use or misappropriation by third parties, the value of our company may be diminished, competitors may be able to more effectively mimic our technologies and methods of operations, the perception of our business and service to customers and potential customers may become confused in the marketplace, and our ability to attract customers may be adversely affected.

We are an “emerging growth company,” and the reduced reporting requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“the JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including exemption from compliance with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock held by non-affiliates exceeds $700 million as of the end of our prior second fiscal quarter and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, under the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We may elect not to avail ourselves of this exemption from new or revised accounting standards and, therefore, may be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

RISKS RELATED TO THIS OFFERING

There is no minimum capitalization required in this offering.

We cannot assure that all or a significant number of Shares will be sold in this offering. Investors’ subscription funds will be used by us at our discretion, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors could lose their investment in us. Furthermore, investors who subscribe for Shares in the earlier stages of the offering will assume a greater risk than investors who subscribe for Shares later in the offering as subscriptions approach the maximum amount.

We determined the price of the Shares arbitrarily.

The offering price of the Shares has been determined by management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value. We cannot assure that price of the Shares is the fair market value of the Shares or that investors will earn any profit on them.

There is no existing market for our Common Stock, and you cannot be certain that an active trading market or a specific share price will be established.

Prior to this Offering, there has been no public market for shares of our Common Stock. We cannot predict the extent to which investor interest in our Company will lead to the development of a trading market or how liquid that market might become. The market price for our Common Stock may decline below the Offering price, and if our shares of Common Stock do become listed on a securities exchange, our stock price is likely to be volatile.

There is no guarantee that the Shares will be publicly listed or quoted or that a market will develop for them.

Although the Company plans to have the Shares listed on a public exchange or marketplace at some point after this Offering is concluded, there is no assurance or guarantee that such a listing will ever occur or that it will occur at a specific price for the Shares. Even if the Company is successful in obtaining a public listing for the Shares, there is no guarantee that any market will develop for the Shares and at what price or valuation. As such, there is a risk that the Shares will never become publicly tradable, or tradable at a certain price or within a certain time period.

If our stock price fluctuates after the Offering, you could lose a significant part of your investment.

If the shares of our Common Stock become listed on a securities exchange, the market price of our Common Stock could be subject to wide fluctuations in response to, among other things, the risk factors described in this section of this Offering Circular, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our Common Stock. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering.

If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon completion of this offering.

After the completion of this offering, we may be at an increased risk of securities class action litigation.

Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular or to conform our prior statements to actual results or revised expectations, and we do not intend to do so. You should not rely upon forward-looking statements as predictions of future events.

Forward-looking statements include, but are not limited to, statements about:

●	our business’ strategies and investment policies;

●	our business’ financing plans and the availability of capital;

●	potential growth opportunities available to our business;

●	the risks associated with potential acquisitions by us;

●	the recruitment and retention of our officers and employees;

●	our expected levels of compensation;

●	the effects of competition on our business; and

●	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

DILUTION

Dilution shows the difference between the price at the time of the offering and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrarily determined price of the shares being offered. Dilution of the value of the shares, an investor purchase is also a result of the lower book value of the shares held by our existing stockholders.

The price of the current offering is fixed at $1.00 per common share. This price is significantly higher than the price paid by our existing shareholders for common equity. Existing shareholders acquired their 4,200,000 shares in Indicia at a price of $0.024. Currently the Company is offering a maximum amount of 2,000,000 of Class “A” Common Stock (“Shares”) at the offering price of $1.00 per share. These shares are being offered on a “best efforts” basis with no minimum number of Offered Shares that must be sold by the Company for this offering to close. Assuming the entire sale of the stock in the offering, there will be up to 6,200,000 common shares outstanding. Estimated offering expenses are $37,000. The following table illustrates the per share dilution to the new investors and does not have any effect on the results of any operations subsequent to June 30, 2025.

Dilution Table

Net book value (NTBV) before offering	$25,681
Shares before offering	4,200,000
Net book value (NTBV) per share (before)	$0.0061
Price per new share	$1.00
Gross proceeds	$2,000,000
Estimated offering expenses	$37,000
Net proceeds	$1,963,000
Adjusted Net book value (NTBV) (after offering)	$1,988,681
Total shares after offering	6,200,000
Adjusted Net book value (NTBV) per share (after)	$0.3208
Dilution per new share	$0.6792
% Dilution	67.92%

PLAN OF DISTRIBUTION

We are offering a maximum amount of 2,000,000 of Class “A” Common Stock (“Shares”) at the offering price of $1.00 per share.

All of our Shares are being offered on a “best efforts” basis under Regulation A+ of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. There is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. None of the proceeds received will be placed in an escrow, trust account or similar arrangement. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund for any reason and could lose their entire investment. Please see the “Risk Factors” section, beginning on page 3, for a discussion of the risks associated with a purchase of the Offered Shares. This Offering will terminate on the earlier of (a) twelve (12) months from the date this Offering Circular is qualified for sale by the Securities Exchange Commission (“SEC”) (which date may be extended for an additional 90 days in our sole discretion); (b) the date when all Shares have been sold; or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering (if the entire offering is sold) will be approximately $1,963,000.

We plan to use substantially all of the net proceeds from this offering to launch our products and service offerings, hire personnel, for marketing and sales, payment of salaries and for working capital. The Company’s management will have considerable discretion over the use of proceeds from their offering. Actual expenditures may differ from what is currently planned. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

TERMS OF THE OFFERING

Class “A” Common Stock	We are offering up to 2,000,000 shares of Class “A” Common Stock at an initial price of $1.00 per share.

Use of Proceeds	We estimate that the net proceeds we will receive from this offering will be approximately $1,963,000 if all shares are sold.

We plan to use substantially all of the net proceeds from this offering to launch our products and service offerings, hire personnel, for marketing and sales, payment of salaries and for working capital.

Liquidity	This is a Tier 2, Regulation A offering where the offered securities will not be listed on a registered national securities exchange upon qualification. This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended. After qualification, we may apply for these qualified securities to be eligible for quotation on an alternative trading system or over the counter market, if we determine that such market is appropriate given the structure of the Company and our business objectives. There is no guarantee that the Shares will be publicly listed or quoted or that a market will develop for them. Please review carefully “Risk Factors” for more information.

Subscription Period

This Offering will terminate on the earlier of (a) twelve (12) months from the date this Offering Circular is qualified for sale by the Securities Exchange Commission (“SEC”) (which date may be extended for an additional 90 days in our sole discretion); (b) the date when all Shares have been sold; or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Subscription Procedures

If you decide to subscribe for our Shares in this Offering, you should review your subscription agreement. Completed and signed subscription documents shall be either mailed directly to the Company at Indicia Corporation., 3762 Roscommon Dr., Suite 137, Ormond Beach, FL 32174 or sent via electronic correspondence to jimb@indiciacorp.com.

You shall deliver funds by either check, ACH deposit or wire transfer, pursuant to the instructions set forth in the subscription agreement. If a subscription is rejected, all funds will be returned to subscribers. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase our Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the ten percent (10%) of net worth or annual income limitation on investment in this Offering.

Investor Suitability Standards

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering, as prescribed in Rule 251. Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, Net Worth is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and the fiduciary directly or indirectly provides funds for the purchase of the Shares.

The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase the Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a management team or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of the Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

BUSINESS

Our Company

Issuer

Indicia Corporation (“Indicia”) was incorporated on April 7, 2025, in the state of Florida and with its primary place of business located at 3762 Roscommon Drive, Suite 137, Ormond Beach, FL 32174. Indicia Capital LLC was originally incorporated in the State of Florida on November 20, 2024, and converted to Indicia Capital LLC on April 16, 2025. Indicia acquired Indicial Capital LLC (“Capital”). On June 22, 2025, Indicia divested of Capital through a stock transfer with its owners while retaining some of Capital’s assets.

Our Business

Indicia Corporation is an artificial intelligence (“AI”) education, information and consulting company that works with and guides business owners and entrepreneurs through the process of enabling AI for their business. Indicia will work with business owners, management and entrepreneurs to assist them in deploying AI to accelerate growth and profitability in their business.

Based in Central Florida and Kansas City, Mo., Indicia, through its products and services, will assist business owners and entrepreneurs to accelerate their business growth utilizing the Indicia products and services to unlock the power of AI.

Indicia will work with business owners to integrate AI tools, assistants, and agents to become more productive and profitable. The company utilizes a low-cost, high-volume content strategy — including books, white papers, and the AI Business Toolkit — to onboard clients into its AI ecosystem.

Additionally, Indicia is in the process of launching GlobalWire.ai, a news and wire service that will act as a worldwide hub for news and information related to AI innovations, transactions and related topics.

Our Products and Services

▪	Indicia is in the process of creating and launching its initial proprietary product, the AI Business Toolkit, which is a user friendly system that assists business owners and management to easily and quickly deploy the power of artificial intelligence for their business, enabling them to more efficiently grow and manage their business, streamline costs and eliminate inefficiencies and ultimately drive greater growth and higher profit margins.

▪	Indicia will also provide education in the form of webinars, workshops and ongoing training and coaching, through its a team of AI experts, to educate and assist business owners and entrepreneurs to utilize the power of artificial intelligence to grow and better manage their business.

▪	Additionally, Indicia plans to launch GlobalWire.ai, a first of its kind news and wire service that will act as a worldwide hub for news and information related to AI innovations, transactions and related topics.

DESCRIPTION OF PROPERTY

We do not own any plants or facilities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Statements in the following discussion and throughout this registration statement that are not historical in nature are “forward-looking statements.” You can identify forward-looking statements by the use of words such as “expect,” “anticipate,” “estimate,” “may,” “will,” “should,” “intend,” “believe,” and similar expressions. Although we believe the expectations reflected in these forward-looking statements are reasonable, such statements are inherently subject to risk and we can give no assurances that our expectations will prove to be correct. Actual results could differ from those described in this registration statement because of numerous factors, many of which are beyond our control. These factors include, without limitation, those described under “Risk Factors.” We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect actual outcomes. Please see “Forward Looking Statements” at the beginning of this registration statement.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto and other financial information appearing elsewhere in this registration statement. We undertake no obligation to update any forward-looking statements in the discussion of our financial condition and results of operations to reflect events or circumstances after the date of this registration statement or to reflect actual outcomes.

Overview

Issuer

Indicia Corporation (“Indicia”) was incorporated on April 7, 2025, in the state of Florida and with its primary place of business located at 3762 Roscommon Drive, Suite 137, Ormond Beach, FL 32174. Indicia Capital LLC was originally incorporated in the State of Florida on November 20, 2024, and converted to Indicia Capital LLC on April 16, 2025. Indicia acquired Indicial Capital LLC (“Capital”). On June 22, 2025, Indicia divested of Capital through a stock transfer with its owners while retaining some of Capital’s assets.

Indicia Corporation is an AI education, information and consulting company that will work with and guide business owners and entrepreneurs through the process of enabling AI for their business. Indicia works with business owners, management and entrepreneurs to assist them in deploying AI to empower growth and profitability in the dynamic new world market.

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, as such amount is indexed for inflation every five years by the Securities and Exchange Commission to reflect the change in the Consumer Price Index for All Urban Consumers during its most recently completed fiscal year, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such fiscal year or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company,

●	As a newly formed start-up company, we present only initial audited financial statements and related management’s discussion and analysis of financial condition and results of operations in our initial registration statement;

●	we avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act Section 404(b);

●	we avail ourselves of the exemption from the requirement to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements;

●	we provide reduced disclosure about our executive compensation arrangements; and

●	we do not require shareholder non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We are also a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To the extent that we continue to qualify as a smaller reporting company after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Results of Operations for the period from inception (November 20, 2024) to December 31, 2024 (audited) and for the period from January 1, 2025 to June 30, 2025 (unaudited).

Gross revenue: For the period from inception to June 30, 2025, gross revenue was $0.

General and administrative: The Company incurred total $75,000 in general and administrative expenses for the period from inception to June 30, 2025. This expense of $75,000 was incurred as a bad debt expense for the period ending June 30, 2025.

Net Income/Net Loss: Net Loss from continuing operations for the period from inception to June 30, 2025, was $74,419.

The table below sets forth line items from the Company’s unaudited Statements of Operations for the period ending June 30, 2025.

Revenue:	$0

Operating Expenses:
General and administrative	$75,000
Total Operating Expense	$(75,000)

Net operating (loss)	$(75,000)

Other Income/(Expenses)
Interest income	$764
Interest expense	$(183)
Total Other Income	$581
Net Loss before Taxes	$(74,419)
Provision for taxes	-
Net Loss	$(74,419)

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) issued by the Financial Accounting Standards Board (“FASB”). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses during the reporting periods. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in the notes to our financial statements appearing elsewhere in this Offering Document, we believe that the accounting policies discussed therein are critical to our financial results and to the understanding of our past and future performance, as these policies relate to the more significant areas involving management’s estimates and assumptions. We consider an accounting estimate to be critical if: (1) it requires us to make assumptions because information was not available at the time or it included matters that were highly uncertain at the time we were making our estimate; and (2) changes in the estimate could have a material impact on our financial condition or results of operations.

Liquidity and Capital Resources

As of June 30, 2025, we had cash of $100 and a working capital surplus of $75,864. During the period from inception (November 22, 2024) to June 30, 2025, we used approximately $0 in cash for operating activities and were provided $150,100 through financing activities. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from our related parties, who have informally agreed to advance funds to pay for the offering costs, filing fees, and professional fees. We anticipate additional internal financing in the near future or later. This type of financing is expected to be based on similar material terms to the previous loans, in the form of promissory notes and bearing interest at 7% per annum.

Long-term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We currently have not planned our expansion, and we have not decided yet on the scale of our development and expansion and on the exact amount of funding needed for our long-term financing. Our business plan includes activities described in the Plan of Operations below.

Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to cover our expenses. This is because we have not generated revenues and no revenue is anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

Plan of Operations

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations through the utilization of the funds as scheduled below:

The founders of the Company have developed a business plan to provide education, information and consulting to businesses who seek to deploy AI to grow or enhance their business. Indicia will work with business owners to integrate AI tools, assistants, and agents to become more productive and profitable. The company utilizes a low-cost, high-volume content strategy — including books, white papers, and the AI Business Toolkit — to onboard clients into its AI ecosystem.

Additionally, Indicia is in the process of launching GlobalWire.ai, a news and wire service that will act as a worldwide hub for news and information related to AI innovations, transactions and related topics.

In general, there are two key milestones that are planned:

Complete and launch the AI Toolkit by January 30, 2026. After this is completed and ready for commercialization, we will market the AI Toolkit through general advertising on electronic media, social media and other direct marketing means to attempt to acquire business customers using the AI Toolkit, which is an entry point relationship between the Company and the customer. Thereafter, the Company will work to grow that relationship into a larger consulting or training relationship.

Complete and launch GlobalWire.ai by January 30, 2026. Globalwire.ai will be a news and wire service (website) that provides news and information on AI information, developments and transactions around the world. Once GlobalWire.ai is completed, we will begin marketing the website and service under an ad-based and subscription-based financial model and will attempt to attract users through general advertising on electronic media, social media or through other direct marketing means

The cost to complete the AI Toolkit will be approximately $50,000 and the cost to complete Globalwire.ai will be approximately $30,000. Marketing these products and services can cost from $100,000 to several million dollars depending on the resources that we have available to spend.

Liquidity

The Company currently has no committed sources of funds to achieve the above listed milestones and is totally dependent on funds obtained through this offering and/other financing means to complete and market these products and services. There are no assurances that such funds will be available or available in a timely manner to meet the above milestones and dates. Failure to raise sufficient capital under this offering will negatively impact the ability of the Company to execute on its business plan.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Equity-based compensation

None.

Legal Matters

We are not currently party to any legal proceedings and we are not aware of any pending or threatened litigation against us that we believe could have a material adverse effect on our business, operating results or financial condition.

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

The following table sets forth the name, age, and position of our executive officers and directors. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our shareholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Position
Jim Byrd	66	Chairman, CEO, Principal Financial Officer and Director
D. Shane Hackett	61	President, Chief Marketing Officer and Director

Jim Byrd, (Chairman and CEO) is a veteran corporate attorney and venture capital professional who possesses a unique blend of both legal and entrepreneurial skills. Jim has served as attorney, strategic adviser, venture capital partner and corporate executive to numerous private and public companies in his distinguished 40 year career. Jim serves as the Company’s Chairman and CEO in a part-time capacity, working approximately fifteen hours per week since inception. Since 2018, Jim has had his own law firm, Byrd Law Group, at which he works full time. A lifelong business builder, Jim has owned and managed a successful private equity and venture capital firm. His work spans multiple industries, including technology, media, finance, manufacturing, automotive, oil and gas, real estate, and health and wellness. Jim has held leadership roles in numerous private and public companies, including serving as Vice Chairman of Success Magazine, New York (1998-2000), and has taken on roles such as Chairman, CEO, General Counsel, and Director. Jim’s lifelong commitment to building businesses and helping them thrive sets him apart as a trusted leader and advisor.

Douglas Shane Hackett (“Shane”) (President, Director and CMO) is a renowned direct marketing expert. Shane is a 25 year media and marketing veteran, having built multiple broadcast, technology, marketing and training companies. Shane serves as the Company’s President and Chief Marketing Officer in a part-time capacity, working approximately fifteen hours per week since inception. Shane has also been Chairman of Market Leverage, LLC, at which he works full time since 2010, which is an Inc. 100 Advertising Firm and Fortune 5000 fastest growing company. He previously served as President and General Manager of the radio stations KGU-AM in Honolulu, Hawaii, KTSS-FM in Honolulu, Hawaii and WTIX-AM in New Orleans, Louisiana. He served as Director of Continuity and Executive Producer for Gannett with KCMO AM/FM and the Kansas City Chiefs Radio Network. Shane began his career in radio, having been responsible for the creation and production of several nationally syndicated radio shows, including “Baseball Sunday with Joe Garagiola”, “Football Sunday”, and “NBA Basketball Sunday”.

Family Relationships

There are no family relationships among any of the directors and executive officers.

Involvement in Certain Legal Proceedings

Our directors and officers have not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

To date, we have not adopted a code of business conduct and ethics for our management and employees. We intend to adopt one in the near future.

COMPENSATION OF DIRECTORS1 AND EXECUTIVE OFFICERS

Executive Compensation

Name and Principal Position	Year Ended	Salary[2] ($)	Bonus ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jim Byrd CEO	2024	0	0	0	0	0	0	0
Shane Hackett, CMO	2024	0	0	0	0	0	0	0

[2]	The Company was incorporated on April 7, 2025, and as such, none of the executive officers have been compensated to date. If adequate funding is raised from this Offering, the Company plans to pay initial pro-rated annual starting salaries as follows: Jim Byrd, $180,000, Shane Hackett $180,000. The Company may choose to increase salaries in 2026.

Employment Agreements

We have not entered into employment agreements with any of our employees, officers and directors.

Outstanding Equity Awards at Fiscal Year End

None.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Principal Stockholders*

The following table sets forth information as to the shares of common stock beneficially owned as of September 30, 2025, by (i) each person known to us to be the beneficial owner of more than 10% of our common stock; and (ii) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the Shares of common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that any shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. We currently have no options outstanding.

Name	Address	Shares(1)(2)	% Ownership
Blue Ridge Capital, LLC (James S. Byrd, P.A, Manager)	509 Stirling Bridge Drive, Ormond Beach, FL 32174	2,000,000	47.62%
777 Capital Partners, LLC (D. Shane Hackett, Partner)	8301 Fish Road, Kansas City, MO 64139	2,000,000	47.62%
Total Officers and Directors As a Group		4,000,000	95.24%

(1)	All shares owned by the officers, directors, director nominees and persons known to be the beneficial owner of more than 10% of the Company common stock are owned outright and none are acquirable upon exercise or conversion of outstanding warrants, options, notes or other derivative securities.

(2)	The shares have been purchased or granted; however, the shares are not yet issued by the stock transfer agent.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In April 2025, Blue Ridge Capital, LLC (Jim Byrd, control person) provided a loan to the Company valued at $25,000. Interest is accrued annually at 7% per annum. There are no minimum monthly payments. Interest and principal are due to the related parties upon maturity in June 2026.

In April 2025, D. Shane Hackett provided a loan to the Company valued at $25,000. Interest is accrued annually at 7% per annum. There are no minimum monthly payments. Interest and principal are due to the related parties upon maturity in June 2026.

In July 2025, Blue Ridge Capital, LLC (Jim Byrd, control person) provided a loan to the Company valued at $5,000. Interest is accrued annually at 7% per annum. There are no minimum monthly payments. Interest and principal are due to the related parties upon maturity in June 2026.

In July 2025, 777 Capital Partners, LLC (D. Shane Hackett, control person) provided a loan to the Company valued at $5,000. Interest is accrued annually at 7% per annum. There are no minimum monthly payments. Interest and principal are due to the related parties upon maturity in June 2026.

DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation and our bylaws, which are included as exhibits to the offering statement of which this Offering Circular forms a part.

General

Our authorized capital stock consists of 100,000,000 shares of Class A common stock, par value $0. As of the date of this Offering Circular, 4,200,000 shares of our Class A common stock have been granted or purchased, including 4,000,000 officer/director shares and 200,000 shares that were purchased by one investor through private placement exempt from registration under Regulation D, Rule 506(b) of the Securities Act. No shares have yet been issued by the transfer agent but are in process of being issued.

Shares are broken down as follows:

Officers and Directors Shares – 4,000,000 Class A common shares to Officers and Directors;

Regulation D, Rule 506(b) shares – 200,000 Class A common shares at $0.50 per share.

General

Our authorized capital stock consists of 100,000,000 shares of Common stock, par value $0. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and bylaws to be in effect at the closing of this offering, which will be filed as exhibits to this Offering Circular and to the applicable provisions of the Florida Business Corporations Act. As of September 30, 2025, we had 4,200,000 shares of our common stock granted or purchased in the process of being issued by the transfer agent.

Common Stock

General. The holders of our Common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Florida law and our bylaws provide that, at all meetings of the shareholders at which quorum has been attained, a majority of the votes cast shall be sufficient to approve any matter properly brought before the meeting. Florida law and our bylaws also provide, that any action which may be taken at any annual or special shareholder meeting may be taken without a meeting if the shareholders entitled to vote on the subject, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting, consent to the action in writing delivered to the Company by any method permitted by statute and in the manner required by the bylaws.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Preemptive Rights. As of the date of this Prospectus, no holder of any shares of our capital stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not otherwise disclosed herein.

Listing and Transfer Agent

Our common stock is not currently listed on any exchange. We do not currently have a transfer agent.

Limitations on Liability and Indemnification of Officers and Directors

Florida law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Articles of Incorporation and Bylaws include provisions that eliminate, to the maximum extent allowable under Florida law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our Articles of Incorporation and Bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Florida law. We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities. We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

The limitation of liability and indemnification provisions in our Articles of Incorporation and Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our Articles of Incorporation and Bylaws.

There is currently no pending litigation or proceeding involving any of the directors, officers or employees for which indemnification is sought.

In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our common stock who are initial purchasers of such common stock pursuant to this offering and hold the common stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made by us on our common stock and any consideration received by a holder in consideration for the sale or other disposition of our common stock will be in U.S. dollars.

This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

●	financial institutions or financial services entities;

●	broker-dealers;

●	governments or agencies or instrumentalities thereof;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more (by vote or value) of our shares;

●	persons that acquired our common stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	insurance companies;

●	dealers or traders subject to a mark-to-market method of accounting with respect to our common stock;

●	persons holding our common stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

●	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

●	tax-exempt entities;

●	controlled foreign corporations; and

●	passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our common stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our common stock.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL and NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our common stock who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.    Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost less any prior distributions treated as a return of capital.

Information Reporting and Backup Withholding.    In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

ADDITIONAL INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A POS under the Securities Act of 1993, with respect to the Shares offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Shares offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

EXPERTS

The financial statements of Indicia Corporation of fiscal year ending December 31, 2024 and the period ending April 30, 2025 have been included in reliance on the report of Astra Audit & Advisory, LLC of Tampa, Florida a registered PCAOB CPA firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

INDICIA CORPORATION

AUDITED FINANCIAL STATEMENT

FOR THE PERIOD FROM NOVEMBER 20, 2024 (INCEPTION) TO DECEMBER 31, 2024

AND FOR THE PERIOD FROM JANUARY 01, 2025 TO APRIL 30, 2025

INDEX TO AUDITED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F – 2

Consolidated Balance sheets as on April 30, 2025, and December 31, 2024	F – 3

Consolidated Statements of Operations for the Period from November 20, 2024 (Inception) to December 31, 2024 and for the period from January 01, 2025 to April 30, 2025	F – 4

Consolidated Statements of Stockholders’ Equity for the Period from November 20, 2024 (Inception) to December 31, 2024 and for the period from January 01, 2025 to April 30, 2025	F – 5

Consolidated Statements of Cash Flows for the Period from November 20, 2024 (Inception) to December 31, 2024 and for the period from January 01, 2025 to April 30, 2025	F – 6

Notes to the Audited Financial Statements	F – 7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Indicia Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Indicia Corporation (the Company) as of April 30, 2025 and December 31, 2024, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the period from January 1, 2025 to April 30, 2025 and for the period from inception (November 20, 2024) to December 31, 2024, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2025 and December 31, 2024, and the results of its operations and its cash flows for the period from January 1, 2025 to April 30, 2025 and for the period from inception (November 20, 2024) to December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no current operations or operating cash flows. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2025.

Tampa, Florida
September 3, 2025

3702 West Spruce Street #1430 ● Tampa, Florida 33607 ● +1.813.441.9707

INDICIA CORPORATION

Consolidated Balance Sheets

	April 30, 2025	December 31, 2024
ASSETS

Current Assets
Cash and equivalents	$-	$-
Note receivable - related party, net of unamortized discount of $36,692 and allowance of $75,000	38,308	-
Other receivable	561	-
Total Current Assets	38,869	-

Other Assets
Investment in equity	39,787	-
Total Assets	$78,656	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expense	$-	$-
Total current liabilities	-	-

Non-Current liabilities
Notes payable - related parties	50,000	-
Accrued interest	134	-
Total Liabilities	50,134	-

Stockholders’ equity
Common stock (Authorized)100,000,000 at No par value, 4,200,000 and no shares issued and outstanding as of April 30, 2025 and December 31, 2024, respectively.	100,200	-
Stock subscription receivable	(200)	-
Retained earnings	(71,478)	-
Total stockholders’ equity	28,522	-

Total liabilities and stockholders’ equity	$78,656	$-

See accompanying notes to audited financial statements

INDICIA CORPORATION

Consolidated Statement of Operations

	For the period from January 01, 2025 to April 30, 2025	For the period from November 20, 2024 (Inception) to December 31, 2024

Revenue	$-	$-
Gross Profit	-	-

Operating Expenses
Bad debt expense	75,000	-
Total operating expenses	(75,000)	-

Net operating loss	(75,000)	-

Other Income / (Expenses)
Interest income	3,656	-
Interest expense	(134)	-
Total other income	3,522	-
Net loss before taxes	(71,478)	-

Provision for taxes	-	-
Net loss	$(71,478)	$-

Basic and diluted earnings per common shares	$(0.09)	$-
Weighted average shares outstanding basic and diluted	835,000	-

See accompanying notes to audited financial statements

INDICIA CORPORATION

Consolidated Statements of Stockholders’ Equity

For the Period from January 01, 2025 to April 30, 2025 and

For the Period from Inception (November 20, 2024) to December 31, 2024

	Common Stock		Stock subscription	Retained
	Shares	Amount ($)	receivable	earnings	Total

Balance November 20, 2024 (Inception)	-	$-	$-	$-	$-
Net income	-	-	-	-	-
Balance December 31, 2024	-	-	-	-	-

Issuance of Common stock	4,200,000	100,200	(200)	-	100,000
Net loss	-	-	-	(71,478)	(71,478)
Balance April 30, 2025	4,200,000	$100,200	$(200)	$(71,478)	$28,522

See accompanying notes to audited financial statements

INDICIA CORPORATION

Consolidated Statements of Cash flows

	For the period from January 01, 2025 to April 30, 2025	For the period from November 20, 2024 (Inception) to December 31, 2024

Net loss	$(71,478)	$-
Adjustment as to non-cash items:
Add: Amortization of discount	(3,095)	-
Add: Allowance for note receivable	75,000	-
Cash flows from operating activities
Changes in operating assets and liabilities:
Other receivable	(561)	-
Accrued interest	134	-
Net cash used in operating activities	-	-

Cash flows from investing activities
Note receivable - related party	(150,000)	-
Net cash used in investing activities	(150,000)	-

Cash flows from financing activities
Stock issuance	100,000	-
Notes payable - related parties	50,000	-
Net cash provided by financing activities	150,000	-

Net change in cash	-	-
Cash at beginning of period	-	-
Cash at end of period	$-	$-

Supplemental cash flows disclosures:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities
Investment in equity	$39,787	$-
Stock subscription receivable	$200	$-

See accompanying notes to audited financial statements

INDICIA CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the Period from January 01, 2025 to April 30, 2025 and

For the Period from Inception (November 20, 2024) to December 31, 2024

NOTE 1 – ORGANIZATION AND BUSINESS

Indicia Corporation (the “Company”) is a corporation established under the corporation laws in the State of Florida on April 07, 2025.

Indicia Capital Inc. was incorporated in the State of Florida on November 20, 2024, and converted to Indicia Capital LLC on April 16, 2025. Indicia Capital LLC is wholly owned and operated by Indicia Corporation.

The Company is a consulting company and specialty lender serving AI and other emerging technology companies. The Company has adopted December 31 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s consolidated financial statements as of April 30, 2025 and December 31, 2024 have been prepared using generally accepted accounting principles in the United States of America (“US GAAP”) applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company’s ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Indicia Capital LLC. The consolidated financial statements are presented on accrual basis in accordance with US GAAP and all significant intercompany transactions have been eliminated in consolidation.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Income Taxes

Income taxes are provided in accordance with Accounting Standards Codification (“ASC”) 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company is subject to tax filing requirements as a corporation in the federal jurisdiction of the United States. The Company had no taxable income during the periods ending April 30, 2025 and December 31, 2024.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of April 30, 2025. A three-tier fair value hierarchy which prioritizes the inputs used in the valuation methodologies is as follows:

Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

At April 30, 2025, the carrying amounts of the Company’s financial instruments, including the note receivables, other receivables, accounts payable and accrued expenses, approximate their respective fair value due to the short-term nature of these instruments.

At April 30, 2025, the Company does not have any assets or liabilities except for investment in equity required to be measured at fair value in accordance with FASB ASC Topic 820, Fair Value Measurement.

The following presents the Company’s fair value hierarchy for those assets and liabilities measured at fair value as of April 30, 2025:

April 30, 2025	Level 1	Level 2	Level 3
Investment in equity	$-	$-	$39,787
Total	$-	$-	$39,787

Concentrations of Credit Risk

From time-to-time cash balances, held at a major financial institution may exceed federally insured limits of $250,000. Management believes that the financial institution is financially sound, and the risk of loss is low.

Revenue Recognition

We adopted ASC Topic 606, “Revenue from Contracts with Customers”, and all related interpretations for recognition of the Company’s revenue from services.

Revenue is recognized when the following criteria are met:

-	Identification of the contract, or contracts, with customer.

-	Identification of the performance obligations in the contract.

-	Determination of the transaction price.

-	Allocation of the transaction price to the performance obligations in the contract; and

-	Recognition of revenue when, or as, we satisfy performance obligation.

The Company generates revenues by providing consulting services and loans to unrelated companies. The interest payments are recorded as income when due and generally collected at maturity, while revenue from consulting services become due at the time of completion of services or as per the milestones mentioned in the service agreement.

Accounts Receivable

The Company’s trade receivables are recorded when billed and represent claims against third parties that will be settled in cash. The carrying value of the Company’s receivables, net of the allowance for doubtful accounts, represents their estimated net realizable value. The Company evaluates the collectability of accounts receivable on a customer-by-customer basis.

The Company records a reserve for bad debts against amounts due to reduce the net recognized receivable to an amount the Company believes will be reasonably collected. The reserve is a discretionary amount determined from the analysis of the aging of the accounts receivables, historical experience and knowledge of specific customers. As of April 30, 2025, and December 31, 2024, the Company had no accounts receivable.

Notes Receivable

Notes receivable are recorded at face value upon issuance and carried at amortized cost. Interest income is accrued over time, based on the stated interest rate in the agreement and recognized in the income statement on a time-proportionate basis, regardless of when payments are received. The Company periodically evaluates the collectability of both principal and interest, recognizes an allowance for credit losses when impairment is indicated, and places notes on non-accrual status if collection becomes uncertain.

Notes receivable is presented net of an allowance for credit losses that represents future expected credit losses over the life of the receivables based on current information and forward-looking economic considerations.

Commitments and Contingencies

The Company follows ASC 440 & ASC 450, subtopic 450-20 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification to report accounting for contingencies and commitments respectively. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur.

The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Earnings per Share

ASC 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amount is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

Segment Information

The Company operates as a single operating segment and single reportable segment. Operating segments are defined as components of a business that can earn revenue and incur expenses and for which discrete financial information is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance. The Company’s CODM, the Chief Executive Officer (“CEO”), allocates resources and assesses performance based upon consolidated financial information due to the interconnected relationship of the Company’s products to the same customers, therefore manages its business as a single operating segment.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

NOTE 4 - NOTE RECEIVABLE – RELATED PARTY

In April 2025, the Company provided a loan to a related Company Helio Corporation of $150,000. Interest is accrued annually at 9.75% per annum. There are no minimum monthly payments. Interest and principal are due in October 2025. As additional consideration for the making of this Note, Helio Corporation issued 15,000 shares to Indicia Capital, LLC. These shares are restricted and subject to a six-month lock-up from the IPO pricing date and the borrower agreed to register the shares 150 days after the IPO closing. The shares received represent non-cash consideration provided by the borrower as an inducement for the lender to enter into the loan. This constitutes an origination fee in-kind and has been accounted for as a loan discount. Fair value of these shares was $39,787 as of April 30, 2025.

As of April 30, 2025, interest earned on this note is $561.

During the period ending April 30, 2025, Company evaluated the collectability of this note and provided allowance for credit loss of $75,000. As of April 30, 2025, allowance provided on this note is $75,000.

NOTE 5 - NOTES PAYABLE – RELATED PARTIES

In April 2025, two related parties, by virtue of majority shareholding, provided loans to the Company valued at $50,000. Interest is accrued annually at 7% per annum. There are no minimum monthly payments. Interest and principal are due to the related parties upon maturity in June 2026. Interest accrued on this loan is $134 and $0 as of April 30, 2025 and December 31, 2024 respectively.

NOTE 6 - STOCKHOLDERS’ EQUITY

The total number of common shares authorized that may be issued by the Company is 100,000,000 shares with a par value of nil.

During the period ended April 30, 2025, the Company issued 4,200,000 shares of common stock with a par value of nil against cash consideration of $100,000 and stock subscription receivable of $200.

There were 4,200,000 and nil shares of common stock issued and outstanding as of April 30, 2025 and December 31, 2024 respectively.

NOTE 7 – INCOME TAXES

The Company has established deferred tax assets and liabilities for the recognition of future deductions or taxable amounts and operating loss carry-forwards. Deferred federal and state income tax expense or benefit is recognized as a result of the change in the deferred tax asset or liability during the period using the currently enacted tax laws and rates that apply to the period in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax assets to the amount that will more likely than not be realized.

The components of the Company’s deferred tax assets and reconciliation of income taxes computed at the statutory rate of 21% to the income tax amount recorded as of April 30, 2025 and December 31, 2024 are as follows:

	April 30, 2025	December 31, 2024
Net operating loss	$71,478	$-
Tax provision at U.S. federal income tax rate	21%	21%
State income tax provision, net of federal	5.5%	5.5%
Provision for income taxes	26.5%	26.5%
Deferred tax assets	18,942	-
Valuation allowance	(18,942)	-
Net deferred tax asset	$-	$-

NOTE 8 – RELATED PARTY TRANSACTIONS

No related party transactions occurred during the periods ended April 30, 2025 and December 31, 2024, other than those disclosed in “Note 4 - Note Receivable – Related Party” and “Note 5 - Notes Payable – Related Parties”. These transactions are not necessarily indicative of what third parties would agree to.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. As of April 30, 2025 and December 31, 2024, the Company was not involved in any lawsuits or legal proceedings.

NOTE 10 – SUBSEQUENT EVENTS

In May 2025, the Company collected $100 of the $200 due against subscription receivable from the shareholders.

As of June 22, 2025, Indicia Capital LLC, wholly owned subsidiary of Indicia Corporation spun out to the Blue Ridge Capital LLC and 777 Capital Partners LLC in exchange for a $150,000 note from Indicia Capital back to Indicia Corporation. This $150,000 note was a receivable asset of Indicia Capital due from Company Helio Corporation.

As of July 7, 2025, Blue Ridge Capital, LLC loaned the Company $5,000 in the form of Promissory Note. This Note bears interest at 7% per annum and is payable in full on July 7, 2026.

As of July 7, 2025, 777 Capital Partners LLC loaned the Company $5,000 in the form of Promissory Note. This Note bears interest at 7% per annum and is payable in full on July 7, 2026.

The Company evaluated all events or transactions that occurred through the date of this report. The Company determined that it does not have any subsequent event except those that have been disclosed above, requiring recording or disclosure in these consolidated financial statements.

INDICIA CORPORATION

INDEX TO THE FINANCIAL STATEMENTS

For the Period from January 01, 2025 to June 30, 2025 (Unaudited) and

For the Period from Inception (November 20, 2024) to December 31, 2024 (Audited)

Balance sheets as on June 30, 2025 (Unaudited) and December 31, 2024 (Audited)	F – 13

Statements of Operations for the Period from November 20, 2024 (Inception) to December 31, 2024 and for the period from January 01, 2025 to June 30, 2025	F – 14

Statement of Stockholders’ Equity for the Period from November 20, 2024 (Inception) to December 31, 2024 and for the period from January 01, 2025 to June 30, 2025	F – 15

Statements of Cash Flows for the Period from November 20, 2024 (Inception) to December 31, 2024 and for the period from January 01, 2025 to June 30, 2025	F – 16

Notes to the Unaudited Financial Statements	F – 17

INDICIA CORPORATION

Balance Sheet

	June 30, 2025	December 31, 2024
ASSETS	(Unaudited)	(Audited)

Current Assets
Cash and equivalents	$100	$-
Note receivable - related party, net of allowance of $75,000	75,000	-
Other receivable	764	-
Total Current Assets	75,864	-

Total Assets	$75,864	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expense	$-	$-
Total current liabilities	-	-

Non-Current liabilities
Notes payable - related parties	50,000	-
Accrued interest	183	-
Total Liabilities	50,183	-

Stockholders’ equity
Common stock (Authorized)100,000,000 at Par value $0, issued and outstanding 4,200,000 and nil as of June 30, 2025 and December 31, 2024 respectively.	100,200	-
Stock subscription receivable	(100)	-
Retained earnings	(74,419)	-
Total stockholders’ equity	25,681	-

Total liabilities and stockholders’ equity	$75,864	$-

See accompanying notes to unaudited financial statements

INDICIA CORPORATION

Statement of Operations

(Unaudited)

	For the period from January 01, 2025 to June 30, 2025	For the period from November 20, 2024 (Inception) to December 31, 2024

Revenue	$-	$-
Gross Profit	-	-

Operating Expenses
General and Administrative	75,000	-
Total operating expenses	(75,000)	-

Net operating loss	(75,000)	-

Other Income / (Expenses)
Interest income	764	-
Interest expense	(183)	-
Total other income	581	-
Net loss before taxes	(74,419)	-

Provision for taxes	-	-
Net loss	$(74,419)	$-

Basic and diluted earnings per common shares	$(0.04)	$-
Weighted average shares outstanding basic and diluted	1,945,856	-

See accompanying notes to unaudited financial statements

INDICIA CORPORATION

Statement of Stockholders’ Equity

For the Period from January 01, 2025 to June 30, 2025 and

For the Period from Inception (November 20, 2024) to December 31, 2024

(Unaudited)

	Common Stock
	Shares	Amount ($)	Stock subscription receivable	Accumulated surplus	Total

Balance November 20, 2024 (Inception)	-	$-	$-	$-	$-
Net income	-	-	-	-	-
Balance December 31, 2024	-	-	-	-	-

Balance January 1, 2025	-	-	-	-	-
Issuance of Common stock	4,200,000	100,200	(100)	-	100,100
Net loss	-	-	-	(74,419)	(74,419)
Balance June 30, 2025	4,200,000	$100,200	$(100)	$(74,419)	$25,681

See accompanying notes to unaudited financial statements

INDICIA CORPORATION

Statements of Cash flows

(Unaudited)

	For the period from January 01, 2025 to June 30, 2025	For the period from November 20, 2024 (Inception) to December 31, 2024

Net loss	$(74,419)	$-
Adjustment as to non-cash items:
Add: Allowance for note receivable	75,000	-
Cash flows from operating activities
Changes in operating assets and liabilities:
Other receivable	(764)	-
Accrued interest	183	-
Net cash used in operating activities	-	-

Cash flows from investing activities
Note receivable - related party	(150,000)	-
Net cash used in investing activities	(150,000)	-

Cash flows from financing activities
Stock issuance	100,100	-
Notes payable - related parties	50,000	-
Net cash provided by financing activities	150,100	-

Net change in cash	100	-
Cash at beginning of period	-	-
Cash at end of period	$100	$-

Supplemental cash flows disclosures:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities
Stock subscription receivable	$100	$-

See accompanying notes to unaudited financial statements

INDICIA CORPORATION

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED JUNE 30, 2025 AND DECEMBER 31, 2024

NOTE 1 – ORGANIZATION AND BUSINESS

Indicia Corporation (the “Company”) is a corporation established under the corporation laws in the State of Florida on April 07, 2025.

Indicia Capital Inc. incorporated in the State of Florida on November 20, 2024, and converted to Indicia Capital LLC on April 16, 2025.

As of June 22, 2025, Indicia Capital LLC, wholly owned subsidiary of Indicia Corporation spun out to the Blue Ridge Capital LLC and 777 Capital Partners LLC in exchange for a $150,000 note from Indicia Capital back to Indicia Corporation. This $150,000 note was a receivable asset of Indicia Capital due from Company Helio Corporation.

The Company is a consulting company and specialty lender serving AI and other emerging technology companies. The Company has adopted December 31 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of June 30, 2025 have been prepared using generally accepted accounting principles in the United States of America (“US GAAP”) applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company’s ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Prior to the spin-off, the Company prepared consolidated financial statements that included the accounts of its wholly owned subsidiary, Indicia Capital LLC. As a result of the spin-off, the Company no longer has any subsidiaries or entities under its control. Therefore, consolidated financial statements are no longer required, and the accompanying financial statements present the standalone financial position, results of operations, and cash flows of the parent company. These financial statements are presented on accrual basis in accordance with US GAAP.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Income Taxes

Income taxes are provided in accordance with Accounting Standards Codification (“ASC”) 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company is subject to tax filing requirements as a corporation in the federal jurisdiction of the United States. The Company had no taxable income during the periods ending June 30, 2025 and December 31, 2024 (fiscal year end).

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2025. A three-tier fair value hierarchy which prioritizes the inputs used in the valuation methodologies is as follows:

Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

As of June 30, 2025, the carrying amounts of the Company’s financial instruments, including the note receivables, other receivables, accounts payable and accrued expenses, approximate their respective fair value due to the short-term nature of these instruments.

As of June 30, 2025, the Company does not have any assets or liabilities required to be measured at fair value in accordance with FASB ASC Topic 820, Fair Value Measurement.

Concentrations of Credit Risk

From time-to-time cash balances, held at a major financial institution may exceed federally insured limits of $250,000. Management believes that the financial institution is financially sound, and the risk of loss is low.

Revenue Recognition

We adopted Accounting Standards Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers”, and all related interpretations for recognition of our revenue from services.

Revenue is recognized when the following criteria are met:

-	Identification of the contract, or contracts, with customer.

-	Identification of the performance obligations in the contract.

-	Determination of the transaction price.

-	Allocation of the transaction price to the performance obligations in the contract; and

-	Recognition of revenue when, or as, we satisfy performance obligation.

The Company generates revenues by providing consulting services and loans to unrelated companies. The interest payments are recorded as income when due and generally collected at maturity, while revenue from consulting services become due at the time of completion of services or as per the milestones mentioned in the service agreement.

Accounts Receivable

The Company’s trade receivables are recorded when billed and represent claims against third parties that will be settled in cash. The carrying value of the Company’s receivables, net of the allowance for doubtful accounts, represents their estimated net realizable value. The Company evaluates the collectability of accounts receivable on a customer-by-customer basis.

The Company records a reserve for bad debts against amounts due to reduce the net recognized receivable to an amount the Company believes will be reasonably collected. The reserve is a discretionary amount determined from the analysis of the aging of the accounts receivables, historical experience and knowledge of specific customers. As of June 30, 2025, and December 31, 2024, the Company had no accounts receivable.

Note Receivable

Notes receivable are recorded at face value upon issuance and carried at amortized cost. Interest income is accrued over time, based on the stated interest rate in the agreement and recognized in the income statement on a time-proportionate basis, regardless of when payments are received. The Company periodically evaluates the collectability of both principal and interest, recognizes an allowance for credit losses when impairment is indicated, and places notes on non-accrual status if collection becomes uncertain.

Notes receivable is presented net of an allowance for credit losses that represents future expected credit losses over the life of the receivables based on current information and forward-looking economic considerations.

Commitments and Contingencies

The Company follows ASC 440 & ASC 450, subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies and commitments respectively. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur.

The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Earnings per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amount is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

Segment Information

The Company operates as a single operating segment and single reportable segment. Operating segments are defined as components of a business that can earn revenue and incur expenses and for which discrete financial information is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance. The Company’s CODM, the Chief Executive Officer (“CEO”), allocates resources and assesses performance based upon consolidated financial information due to the interconnected relationship of the Company’s products to the same customers, therefore manages its business as a single operating segment.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

NOTE 4- SUBSIDIARY DISPOSITION

On June 22, 2025, the Company completed the spin-out of its wholly owned subsidiary, Indicia Capital, LLC, to Blue Ridge Capital, LLC and 777 Capital Partners, LLC (collectively “Buyer”) – related parties. The Buyer is a related party by virtue of majority shareholding. As on the date of the transaction, Indicia Capital, LLC was holding only two assets.

i)	A $150,000 promissory note (the “Note Receivable”) issued by Helio Corporation to Indicia Capital, LLC dated April 16, 2025; and

ii)	15,000 restricted shares of Helio Corporation (HLEO) stock, (the “Stock”)

As per agreement, the Indicia Corporation (Seller”) will retain 100% of all rights in the Note and all monies due thereunder (which shall be and is hereby assigned to Seller from Indicia Capital, LLC) while the Stock will remain in Indicia Capital, LLC and therefore transfer, along with the Indicia Capital LLC ownership, to the Buyer. Thus, the purchase price for the subsidiary was $150,000, resulting in no gain or loss on the transaction. The consideration received in the form of a note receivable has been recorded on the balance sheet at face value (Principal plus Interest).

The shares mentioned above were initially considered as non-cash consideration provided by the borrower as an inducement for the lender to enter into the loan. This constituted an origination fee in-kind and had been accounted for as a loan discount and investment in equity. Now, as a result of spun out of Indicia Capital LLC., this investment has been transferred and thus eliminated from the balance sheet.

NOTE 5 - NOTE RECEIVABLE – RELATED PARTY

In April 2025, the Company Indicia Capital, LLC (subsidiary) provided a loan to a related Company Helio Corporation. of $150,000. Interest is accrued annually at 9.75% per annum. There are no minimum monthly payments. Interest and principal are due in October 2025. As additional consideration for the making of this Note, Helio Corporation issued 15,000 shares to Indicia Capital, LLC. These shares were restricted and subject to a six-month lock-up from the IPO pricing date and the borrower agreed to register the shares 150 days after the IPO closing. The shares received represent non-cash consideration provided by the borrower as an inducement for the lender to enter into the loan. This constituted an origination fee in-kind and has been accounted for as a loan discount. Fair value of these shares was $39,787 as of April 30, 2025 (Audited period). As a result of spun out of Indicia Capital LLC, this investment has been transferred to the Buyer and thus eliminated from the balance sheet.

On June 22, 2025, as a result of disposition of Indicia Capital, LLC (Note 4), entitlement of this note has been transferred to Indicia Corporation.

As of June 30, 2025, interest earned on this note was $764.

During the period ending June 30, 2025, Company evaluated the collectability of this note and provided allowance for credit loss of $75,000. As of June 30, 2025, allowance provided on this note is $75,000.

NOTE 6 - NOTES PAYABLE – RELATED PARTIES

In April 2025, two related parties by virtue of majority shareholding, provided loans to the Company valued at $50,000. Interest is accrued annually at 7% per annum. There are no minimum monthly payments. Interest and principal are due to the related parties upon maturity in June 2026. Interest accrued on this loan is $183 as of June 30, 2025.

NOTE 7 - STOCKHOLDERS' EQUITY

The total number of common shares authorized that may be issued by the Company is 100,000,000 shares with a par value of nil.

During the period ended April 30, 2025, the Company issued 4,200,000 shares of common stock with a par value of nil against cash consideration of $100,000 and stock subscription receivable of $200. In May 2025, the Company collected $100 out of the $200 due against subscription receivable from the shareholders.

There were 4,200,000 and nil shares of common stock issued and outstanding as of June 30, 2025 and December 31, 2024 respectively.

NOTE 8 – INCOME TAXES

The Company has established deferred tax assets and liabilities for the recognition of future deductions or taxable amounts and operating loss carry-forwards. Deferred federal and state income tax expense or benefit is recognized as a result of the change in the deferred tax asset or liability during the period using the currently enacted tax laws and rates that apply to the period in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax assets to the amount that will more likely than not be realized.

The components of the Company's deferred tax assets and reconciliation of income taxes computed at the statutory rate of 21% to the income tax amount recorded as of June 30, 2025 and December 31, 2024 are as follows:

	June 30, 2025	December 31, 2024
Net operating loss	$74,419	$-
Tax provision at U.S. federal income tax rate	21%	21%
State income tax provision, net of federal	5.5%	5.5%
Provision for income taxes	26.5%	26.5%
Deferred tax assets	19,349	-
Valuation allowance	(19,349)	-
Net deferred tax asset	$-	$-

NOTE 9 – RELATED PARTY TRANSACTIONS

No related party transaction occurred during the period ended June 30, 2025 and December 31, 2024 other than those disclosed in “Note 5 - Note Receivable – Related Party” and “Note 6 - Notes Payable – Related Parties”. These transactions are not necessarily indicative of what third parties would agree to.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. As of June 30, 2025 and December 31, 2024, the Company was not involved in any lawsuits or legal proceedings.

NOTE 11 – SUBSEQUENT EVENTS

As of July 7, 2025, Blue Ridge Capital, LLC loaned the Company $5,000 in the form of Promissory Note. This Note bears interest at 7% per annum and is payable in full on July 7, 2026.

As of July 7, 2025, 777 Capital Partners LLC loaned the Company $5,000 in the form of Promissory Note. This Note bears interest at 7% per annum and is payable in full on July 7, 2026.

The Company evaluated all events or transactions that occurred through the date of this report. The Company determined that it does not have any subsequent event except those that have been disclosed above, requiring recording or disclosure in these consolidated financial statements.

Index to Exhibits

Exhibit No.	Description of Exhibit
2.1	Articles of Incorporation of Indicia Corporation (Incorporated by reference to Exhibit 2.1 to the Company’s Offering Statement on Form 1-A (File No, 024-12662) filed on September 09, 2025)
2.2	Bylaws of Indicia Corporation (Incorporated by reference to Exhibit 2.2 to the Company’s Offering Statement on Form 1-A (File No, 024-12662) filed on September 09, 2025)
4.1	Form of Subscription Agreement of Indicia Corporation (Incorporated by reference to Exhibit 4.1 to the Company’s Offering Statement on Form 1-A (File No, 024-12662) filed on September 09, 2025)
6.1	Unsecured Promissory Note in the principal sum of $25,000, of Indicia Corporation as Maker and dated April 16, 2025 (Incorporated by reference to Exhibit 6.1 to the Company’s Offering Statement on Form 1-A (File No, 024-12662) filed on September 09, 2025)
6.2	Unsecured Promissory Note in the principal sum of $25,000, of Indicia Corporation as Maker and dated April 16, 2025 (Incorporated by reference to Exhibit 6.2 to the Company’s Offering Statement on Form 1-A (File No, 024-12662) filed on September 09, 2025)
6.3	Unsecured Promissory Note in the principal sum of $25,000, of Indicia Capital LLC as Maker and dated April 16, 2025 (Incorporated by reference to Exhibit 6.3 to the Company’s Offering Statement on Form 1-A (File No, 024-12662) filed on September 09, 2025)
6.4	Equity Sale and Transfer agreement of Indicia Corporation as Seller and dated June 22, 2025 (Incorporated by reference to Exhibit 6.4 to the Company’s Offering Statement on Form 1-A (File No, 024-12662) filed on September 09, 2025)
6.5	Unsecured Promissory Note in the principal sum of $5,000, of Indicia Corporation as Maker and dated July 7, 2025 (Incorporated by reference to Exhibit 6.5 to the Company’s Offering Statement on Form 1-A (File No, 024-12662) filed on September 09, 2025)
6.6	Unsecured Promissory Note in the principal sum of $5,000, of Indicia Corporation as Maker and dated July 7, 2025 (Incorporated by reference to Exhibit 6.6 to the Company’s Offering Statement on Form 1-A (File No, 024-12662) filed on September 09, 2025)
11.1*	Consent of Astra Audit & Advisory, Independent Registered Public Accounting Firm
12.1*	Legal Opinion of Byrd Law Group

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe the information contained within this Form 1-A is true and correct to the best of its knowledge and belief and has duly signed this Form 1-A in the City of Ormond Beach, State of Florida on December 12, 2025.

Indicia Corporation

By:	/s/ Jim Byrd
Jim Byrd
CEO, Chairman, Director

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Jim Byrd
Jim Byrd
CEO, Principal Executive Officer, Principal Financial Officer, Director
Dated: December 12, 2025

By:	/s/ D. Shane Hackett
D. Shane Hackett
Director
Dated: December 12, 2025